As Filed with the Securities and Exchange Commission on October 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alibaba Group Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26/F Tower One, Times Square

1 Matheson Street

Causeway Bay

Hong Kong

+852-2215-5100

(Address of registrant’s principal executive offices)

2024 Equity Incentive Plan

2024 Equity Incentive Plan (Existing Shares)

(Full title of the plan)

Corporation Service Company

19 West 44th Street, Suite 200

New York, New York 10036

(800) 927-9800

(Name, address and telephone number of agent for service)

Copies to:

Toby Hong Xu, Chief Financial Officer Alibaba Group Holding Limited 26/F Tower One, Times Square 1 Matheson Street, Causeway Bay Hong Kong +852-2215-5100	Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central Hong Kong +852-2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 100,000,000 ordinary shares, par value US$0.000003125 per share, of the Registrant, comprising 92,000,000 ordinary shares that are issuable under the Registrant’s 2024 Equity Incentive Plan and 8,000,000 ordinary shares that are issuable under the Registrant’s 2024 Equity Incentive Plan (Existing Shares). These 100,000,000 ordinary shares are additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-287378) was filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2025. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.	The Registrant’s annual report on Form 20-F filed with the Commission on June 26, 2025, which includes audited financial statements for the fiscal year ended March 31, 2025; and

b.	The description of the Registrant’s Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-36614) filed with the Commission on September 8, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195736), as amended, originally filed with the Commission on May 6, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 31, 2025.

Alibaba Group Holding Limited

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eddie Yongming Wu, Joseph C. Tsai, Toby Hong Xu and Sara Siying Yu, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on October 31, 2025.

Signature	Capacity

/s/ Eddie Yongming WU	Director and Chief Executive Officer
Eddie Yongming WU	(Principal Executive Officer)

/s/ Joseph C. TSAI
Joseph C. TSAI	Chairman

/s/ J. Michael EVANS
J. Michael EVANS	Director and President

/s/ Maggie Wei WU
Maggie Wei WU	Director

/s/ Jerry YANG
Jerry YANG	Independent Director

/s/ Wan Ling MARTELLO
Wan Ling MARTELLO	Independent Director

/s/ Weijian SHAN
Weijian SHAN	Independent Director

/s/ Irene Yun-Lien LEE
Irene Yun-Lien LEE	Independent Director

/s/ Albert Kong Ping NG
Albert Kong Ping NG	Independent Director

/s/ Kabir MISRA
Kabir MISRA	Independent Director

/s/ Toby Hong XU	Chief Financial Officer
Toby Hong XU	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alibaba Group Holding Limited has signed this registration statement or amendment thereto in the city of Newark, State of Delaware, on October 31, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect (incorporated by reference to Exhibit 3.1 to the current report on Form 6-K (File No. 001-36614) furnished to the Securities and Exchange Commission on August 22, 2024)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1	2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-8 (Registration No. 333-283290), filed with the Securities and Exchange Commission on November 18, 2024)

10.2	2024 Equity Incentive Plan (Existing Shares) (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (Registration No. 333-287378), filed with the Securities and Exchange Commission on May 19, 2025)

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP — Independent Registered Public Accounting Firm

23.3*	Consent of PricewaterhouseCoopers — Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Filing Fee Table

*Filed herewith